EQUITY SECURITIES TRUST, SERIES 9
                                SIGNATURE SERIES
                    INDIVIDUAL INVESTOR'S AMERICA'S FASTEST
                         GROWING COMPANIES(R) TRUST II



                           REFERENCE TRUST AGREEMENT


                  This Reference Trust Agreement (the "Agreement") dated October 16, 1996 between Reich & Tang Distributor L.P., as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Equity Securities Trust, Series 6, Signature Series, Gabelli Entertainment and Media Trust, and Subsequent Series, Trust Indenture and Agreement" dated November 16, 1995 and as amended in part by this Agreement (collectively, such documents hereinafter called the "Indenture and Agreement"). This Agreement and the Indenture, as incorporated by reference herein, will constitute a single instrument.


                                WITNESSETH THAT:

                  WHEREAS, this Agreement is a Reference Trust Agreement as defined in Section 1.1 of the Indenture, and shall be amended and modified from time to time by an Addendum as defined in Section 1.1 (1) of the Indenture, such Addendum setting forth any Additional Securities as defined in Section 1.1
(2) of the Indenture;

                  WHEREAS, the Depositor wishes to deposit Securities, and any Additional Securities as listed on any Addendums hereto, into the Trust and issue Units, and Additional Units as the case maybe, in respect thereof pursuant to Sections 2.1 and 2.6 of the Indenture; and

                  NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee as follows:

                                     Part I

                     STANDARD TERMS AND CONDITIONS OF TRUST

                  Section 1. Subject to the provisions of Part II hereof, all the provisions contained in the Indenture are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this

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instrument except that the following sections of the Indenture hereby are amended as follows:

                  (a) All references to "The Chase Manhattan Bank
(National Association)" are replaced with "The Chase Manhattan
Bank".

                  (b) Paragraph (a) of Section 2.6 is amended to replace the words "last preceding" in clause (ii) of the first sentence of such paragraph with the word "next".

                  (c) Section 3.5 is hereby amended by inserting the phrase "or Income" in the second sentence of the sixth paragraph after the words "The Trustee shall not be required to make a distribution from the Principal..."

                  (d) Section 3.14 is hereby amended by inserting the phrase "including, but not limited to securities received as a result of a spin-off" in the first sentence after the words "Any property received by the Trustee after the initial date of Deposit in a form other than cash or additional shares of the Securities listed on Schedule A..."

                  Section 2. This Reference Trust Agreement may be amended and modified by Addendums, attached hereto, evidencing the purchase of Additional Securities which have been deposited to effect an increase over the number of Units initially specified in Part II of this Reference Trust Agreement ("Additional Closings"). The Depositor and Trustee hereby agree that their respective representations, agreements and certifications contained in the Closing Memorandum dated October 16, 1996, relating to the initial deposit of Securities continue as if such representations, agreements and certifications were made on the date of such Additional Closings and with respect to the deposits made therewith, except as such representations, agreements and certifications relate to their respective By-Laws and as to which they each represent that their has been no amendment affecting their respective abilities to perform their respective obligations under the Indenture.

                                    Part II

                     SPECIAL TERMS AND CONDITIONS OF TRUST

                  Section 1. The following special terms and conditions are hereby agreed to:

                  (a) The Securities (including Contract Securities) listed in the Prospectus relating to this series of Equity Securities Trust (the "Prospectus") have been deposited in the Trust under this Agreement (see "Portfolio" in Part A of the Prospectus which for purposes of this Indecture and Agreement is the Schedule of Securities or Schedule A).

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                  (b)      The number of Units delivered by the Trustee in
exchange for the Securities referred to in Section 2.3 is 20,670.

                  (c) For the purposes of the definition of Unit in item (22) of Section 1.1, the fractional undivided interest in and ownership of the Trust initially is 1/20670 as of the date hereof.

                  (d) The term Record Date shall mean the first day of March, June, September and December commencing on December 1, 1996.

                  (e) The term Distribution Date shall mean the fifteenth day of the month on which a Record Date occurs (or the last business day prior thereto) commencing on December 15, 1996.

                  (f)      The First Settlement Date shall mean October 21,
1996.

                  (g) For purposes of Section 6.1(g), the liquidation amount is hereby specified to be 40% of the aggregate value of the Securities at the completion of the Deposit Period.

                  (h) For purposes of Section 6.4, the Trustee shall be paid per annum an amount computed according to the following schedule, determined on the basis of the number of Units outstanding as of the Record Date preceding the Record Date on which the compensation is to be paid, provided, however, that with respect to the period prior to the first Record Date, the Trustee's compensation shall be computed at $.90 per 100 Units:

         rate per 100 units                number of Units outstanding

         $0.90                             5,000,000 or less
         $0.84                             5,000,001 - 10,000,000
         $0.78                            10,000,001 - 20,000,000
         $0.66                            20,000,001 or more

                  (i) For purposes of Section 7.4, the Depositor's maximum annual supervisory fee is hereby specified to be $.25 per 100 Units outstanding.

                  (j) The Termination Date shall be December 15, 1997 or the earlier disposition of the last Security in the Trust.

                  (k) The fiscal year for the Trust shall end on June 30 of each year.

                  (l) For purposes of this series of Equity Securities Trust, the form of Certificate set forth in Indenture shall be

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appropriately modified to reflect the title of this Series and represent as set forth above.

                  IN WITNESS WHEREOF, the parties hereto have caused this Reference Trust Agreement to be duly executed on the date first above written.

                         [Signatures on separate pages]

                                      -4-
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                                            THE CHASE MANHATTAN BANK
                                              Trustee


                                            By: /s/ THOMAS CENTRONE
                                                -------------------
                                                   Vice President

(SEAL)





STATE OF NEW YORK                   )
                                    :ss.:
COUNTY OF NEW YORK                  )


                  On this 11th day of October, 1996, before me personally appeared Thomas Centrone, to me known, who being by me duly sworn, said that he is an Authorized Signator of The Chase Manhattan Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation and that he signed his name thereto by like authority.



                                                      /s/ CHRISTINE S. CONWAY
                                                      -----------------------
                                                          Notary Public


                                               CHRISTINE S. CONWAY
                                               NOTARY PUBLIC, State of New York
                                               No. 018A4774410
                                               Qualified in Queens County
                                               Commission Expires 3/30/98

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                                      REICH & TANG DISTRIBUTORS L.P.
                                         Depositor

                                       By: Reich & Tang Asset Management, Inc.,
                                             as General Partner of Depositor


                                            By: /s/ PETER J. DEMARCO
                                                --------------------------------
                                                       Authorized Signator




STATE OF NEW YORK                   )
                                    : ss:
COUNTY OF NEW YORK                  )

                  On this 15th day of October, 1996, before me personally appeared Peter J. DeMarco, to me known, who being by me duly sworn, said that he is an Authorized Signator of Reich & Tang Asset Management, Inc. as General Partner of the Depositor, one of the corporations described in and which executed the foregoing instrument, and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                                            /s/ TERESA SCILLA
                                                           --------------------
                                                              Notary Public

                                            TERESA SCILLA
                                            NOTARY PUBLIC, State of New York
                                            No. 31-4752676
                                            Qualified in the County of New York
                                            Term Expires 8/31/985
315855.1

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